UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1030 W. Canton Avenue, Ste. 100

Winter Park, FL 32789

(Address of principal executive offices, including zip code)

(407) 333-7440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition

Ruth’s Hospitality Group, Inc. will meet with investors on May 13, 2014 in Montreal, Quebec, and on May 14, 2014 in Toronto, Ontario. During these meetings, management expects to present a corporate overview and financial highlights. A copy of the presentation, substantially in the form expected to be used in such meetings, is furnished herewith as Exhibit 99.1. Also, a copy of a reconciliation of a non-GAAP measure used in the presentation is furnished herewith as Exhibit 99.2.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 May 2014 Investor Presentation.

Exhibit 99.2 Reconciliation of Adjusted EBITDA, a Non-GAAP Measure Used in the May 2014 Investor Presentation, to Net Income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: May 13, 2014	By:	/s/ Arne G. Haak
Arne G. Haak
Executive Vice President and Chief Financial Officer

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